
                               Pomeroy Computer Resources, Inc.
                           Exhibit 11 - Computation of Earnings Per Share
                             ( in thousands, except per share amounts )

Primary Earnings Per Common Share
                        Quarter ended October 5,   Nine months ended October 5,
                        ________________________   ___________________________
                              1996      1997           1996       1997
                             ______    _______        ______     ______
Net income for the period $   2,619  $   4,540      $  3,117   $ 11,647
                          =========  =========      ========   ========


Weighted common share         9,424     11,269         7,228     10,949

Dilutive effect of
options outstanding
during the period               288        348           249        317
                             ______    _______        ______     ______


Total common and common
equivalent shares             9,712     11,617         7,477     11,266
                          =========  =========      ========   ========


Earnings per common share $    0.27  $    0.39      $   0.42   $   1.02


            Fully Diluted Earnings Per Common Share

                        Quarter ended October 5,   Nine months ended October 5,
                        ________________________   ___________________________
                              1996      1997           1996       1997
                             ______    _______        ______     ______

Net income for the period $   2,619  $   4,540      $  3,117   $ 11,647
                          =========  =========      ========   ========


Weighted common share         9,424     11,269         7,228     10,949

Dilutive effect of
options outstanding
during the period               401        433           401        433
                             ______    _______        ______     ______


Total common and common
equivalent shares             9,825     11,702         7,629     11,382
                          =========  =========      ========   ========


Earnings per common share $    0.27  $    0.39      $   0.41   $   1.01

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                             E-88